UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On April 11, 2022, Aeglea BioTherapeutics, Inc. (the “Company”) issued a press release announcing additional data from its ongoing PEACE (Pegzilarginase Effect on Arginase 1 Deficiency Clinical Endpoints) Phase 3 trial for patients with Arginase 1 Deficiency. On April 12, the Company announced its submission of a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (the “FDA”) for pegzilarginase for the treatment of Arginase 1 Deficiency. Additionally, the Company updated its corporate presentation, which is available on the Company’s website in the Events & Presentations section at www.aeglea.com.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. A copy of the corporate presentation is attached as Exhibit 99.3 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 28, 2022, the Company participated in a Type B Guidance – Breakthrough Therapy Meeting with the FDA (the “February Meeting”) regarding the Company’s product candidate, pegzilarginase. In the minutes of the February Meeting, the FDA noted that while the data presented in the PEACE Phase 3 trial overall appeared promising and hypothesis-generating, it disagreed that the efficacy results provide substantial evidence of effectiveness for pegzilarginase. The FDA reiterated the need to generate evidence of effectiveness of the product candidate through an additional randomized placebo-controlled trial of a duration longer than 24 weeks given that efficacy data based on effort-dependent clinical outcome assessments and related endpoints have a high potential for bias and that the BLA submission was not reasonable at this time.

After careful consideration and further review of the efficacy and safety data from the ongoing PEACE Phase 3 trial, including the updated efficacy data from that trial and long-term safety data from the pegzilarginase program, the Company submitted a BLA to provide all the study results for the FDA to review in detail. The Company believes the BLA provides a compelling and complete data package sufficient to support regulatory approval. Additionally, while acknowledging the FDA’s recommendation for such a study, the Company believes that an additional placebo-controlled study would be impractical and potentially infeasible based on the compelling data from the PEACE Phase 3 trial, the consistency of results with previously reported Phase 1/2 trial and ongoing extension trials in Arginase 1 Deficiency, the anticipated response from the medical community, including ethics committees, institutional review boards, patients and caregivers, due to the aforementioned clinical trial results and the debilitating and progressive nature of the disease with no approved therapies. The Company intends to work collaboratively and engage with the FDA on the next steps in the formal regulatory review process. If the FDA does not file, review or ultimately approve the BLA, the expected timing and likelihood of commercialization of pegzilarginase in the United States could be negatively affected.

On April 11, 2022, the Company announced additional data from its ongoing PEACE Phase 3 trial. Data from the PEACE Phase 3 trial to date are summarized as follows:

•	Primary endpoint was achieved with a highly statistically significant 76.7% reduction in mean plasma arginine in pegzilarginase treated patients (p<0.0001) compared to the placebo arm.
•	Normal plasma arginine levels (40-115µM) were achieved in 90.5% of pegzilarginase treated patients compared to no patients in the placebo arm.
•	Accompanying improvements in the key secondary mobility assessment endpoint in pegzilarginase treated patients compared to the placebo arm.
o

Gross Motor Function Measure Part E (GMFM-E): The least squares mean score improved by 4.2 units for pegzilarginase treated patients and worsened by 0.4 units in the placebo arm (p=0.1087), establishing a positive trend.

o	2-minute walk test (2MWT): The least squares mean distance increased 7.4 meters in pegzilarginase treated patients and 1.9 meters in the placebo arm (p=0.5961).
•

Pegzilarginase was well-tolerated and safety data were consistent with results from previous clinical trials. Adverse events were generally mild to moderate in severity. There were no study discontinuations due to adverse events.

•

In an analysis of individual patients that were Gross Motor Function Classification System (GMFCS) Level I-III with predefined clinical response criteria there were clinically important differences between the pegzilarginase treated patients (n=17) and the placebo arm (n=9).

o	Eleven pegzilarginase treated patients (65%) reached or exceeded prespecified response criteria for at least one mobility assessment compared to four patients (44%) in the placebo arm.
o	Eight pegzilarginase treated patients (47%) met or exceeded prespecified clinical response criteria for at least two of the mobility outcomes compared to no patients in the placebo arm.
•	Six of the pegzilarginase treated patients reaching the clinical response threshold for at least two mobility outcomes also showed no worsening on any other endpoints.
•

In a post hoc analysis correcting for a missed assessment that was improperly scored as 0 rather than “not assessed,” the least squares mean Gross Motor Function Measure Part D score improved from baseline by 2.25 units compared to the placebo arm (p=0.0896).

•

Pegzilarginase treated patients also showed statistically significant biochemical improvements in measures of ornithine and guanidino compounds compared to the placebo arm, consistent with the pegzilarginase mechanism of action.

This current report contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, statements we make regarding our ability to obtain regulatory approval for, and commercialize, pegzilarginase, our expected engagement with the FDA and third parties regarding our BLA for pegzilarginase, our ability to recognize milestone and royalty payments from our agreement with Immedica, the timing and success of our clinical trials and related data, the timing and expectations for regulatory submissions and approvals, timing and results of meetings with regulators, the timing of announcements and updates relating to our clinical trials and related data, our ability to enroll patients into our clinical trials, the expected impact of the COVID-19 pandemic on our operations and clinical trials, success in our collaborations, our cash forecasts, the potential addressable markets of our product candidates and the potential therapeutic benefits and economic value of our lead product candidate or other product candidates. Further information on potential risk factors that could affect our business and its financial results are detailed in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”), and other reports as filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by Aeglea BioTherapeutics, Inc.
99.2	Press Release by Aeglea BioTherapeutics, Inc.
99.3	Corporate Presentation
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: April 12, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer

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